Exhibit 10.1

VOTING AGREEMENT

     VOTING AGREEMENT (“Agreement”), dated as of December 22, 2004, by and between Segue Software, Inc., a Delaware corporation (“Company”), and the undersigned (each, a “Stockholder”) beneficial holders of shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock, each having par value $0.01 per share, of the Company (the “Common Stock,” “Series B Preferred Stock” and “Series C Preferred Stock, respectively).

     WHEREAS, the shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock beneficially held by the Stockholders, together with any shares of capital stock of the Company hereafter issued as a dividend in respect thereof, are collectively referred to herein as the “Shares”.

     WHEREAS, the Board of Directors of the Company (“Board”) has adopted resolutions approving an Amendment to the Restated Certificate of Incorporation of the Company providing for a change in the dividend and redemption rights of the Series B Preferred Stock (“Amendment”), as contained within Exhibit A of the Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Segue Software, Inc.;

     WHEREAS, the Stockholders beneficially own and have voting power with respect to the Shares;

     WHEREAS, the Company agrees, subject to the Board’s exercise of its fiduciary duties, to submit the Amendment to a vote of the Company’s stockholders at the Company’s next annual meeting;

     WHEREAS, it is a requirement for the adoption of the Amendment that the Stockholders vote, or cause the vote of, the Shares in support of the Amendment.

     NOW, THEREFORE, in consideration of the Company adopting the Amendment and the expenses incurred and to be incurred by the Company in connection therewith, the Stockholders and the Company agree as follows:

     1. Agreement to Vote Shares. Each of the Stockholders agrees that, at any meeting of the stockholders of the Company, or in connection with a written consent by such Stockholder, such Stockholder shall vote (or cause to be voted), or deliver a written consent (or cause a consent to be delivered) covering all of the Shares that such Stockholder shall be entitled to so vote, whether such Shares are beneficially owned by such Stockholder on the date of this Agreement or are subsequently acquired, in favor of adoption and approval of the Amendment.

     2. Agreement to Retain Shares. From and after the date hereof until June 30, 2005, neither of the Stockholders shall, except as contemplated by this Agreement, directly or indirectly, sell, assign, transfer, assign, or otherwise dispose of (including, without limitation, by the creation of a lien, claim or other encumbrance), or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of, any Shares owned by the Stockholders, whether such Shares are held by the Stockholders on the date of this Agreement or are subsequently acquired. Notwithstanding the foregoing, the Stockholders may make (a) transfers by will, or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers in connection with estate and charitable planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of, and perform the obligations of the Stockholders under, this Agreement, and (c) transfers as the Company may otherwise agree in writing in its sole discretion.

     3. Representations and Warranties of the Stockholders. Each of the Stockholders, jointly and severally, hereby represents and warrants to the Company as follows:

(a)	such Stockholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement;

(b)	this Agreement (assuming this Agreement constitutes a valid and binding agreement of the Company) is a valid and legally binding agreement with respect to such Stockholder, enforceable in accordance with its terms;

(c)	as of the date hereof, the Stockholders beneficially owns the number of Shares indicated on Schedule 1 attached hereto, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever, and have sole and otherwise unrestricted, voting power with respect to such Shares;

(d)	the execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of his, her or its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which such Stockholder is a party or by which such Stockholder is bound, or any statute, rule or regulation to which such Stockholder is subject.

     4. Irrevocable Proxy. Subject to the last sentence of this Section 4, by execution of this Agreement, each Stockholder does hereby appoint Company with full power of substitution and resubstitution, as such Stockholder’s true and lawful attorney and irrevocable proxy, to the full extent of such Stockholder’s rights with respect to the Shares, to vote, if such Stockholder is unable or unwilling to perform his, her or its obligations under this Agreement, each of such Shares solely with respect to the matters set forth in Section 1 hereof. Each Stockholder intends the proxy granted by this Section 4 to be irrevocable and coupled with an interest hereafter until June 30, 2005, and hereby revokes any proxy previously granted by such Stockholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate on June 30, 2005.

     5. Specific Enforcement. The Stockholders have signed this Agreement intending to be legally bound thereby. The Stockholders expressly agree that this Agreement shall be

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specifically enforceable in any court of competent jurisdiction in accordance with its terms against the Stockholders. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

     6. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

     7. No waivers. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

     8. Miscellaneous. This Agreement is to be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

     9. Capacity as Stockholders. The Stockholders sign this Agreement solely in their capacity as a stockholder of the Company or beneficial owner of Shares, and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of its subsidiaries (as applicable).

     10. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, this Voting Agreement is executed into as of the date first above written.

STOCKHOLDER

S-7 ASSOCIATES, LLC

By:	/s/ James Simons

Name:	James Simons
Title:	Managing Director
/s/ James Simons

James Simons

SEGUE SOFTWARE, INC.

By:	/s/ Douglas Zaccaro

Name:	Douglas Zaccaro

Title:	Chief Financial Officer

SCHEDULE 1

Stockholder	Shares

S-7 Associates, LLC	48,100 Common Stock 868,838 Series B Preferred Stock 171,720 Series C Preferred Stock

James Simons	286,666 Common Stock